Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG HOUSTON LONDON	LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

August 28, 2012

DaVita Inc.

2000 16th Street

Denver, Colorado 80202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-183285 (the “Registration Statement”), filed by DaVita Inc., a Delaware corporation (the “Company”), and the direct and indirect subsidiaries of the Company listed in Exhibit A hereto (the “Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company is issuing $1,250,000,000 aggregate principal amount of the Company’s 5.750% Senior Notes due 2022 (the “Notes”), and the Guarantors are issuing their guarantees of the Notes (the “Guarantees”, and together with the Notes, the “Securities”). The Securities are being issued under an indenture dated as of August 28, 2012 (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”). The Securities are to be sold by the Company pursuant to an underwriting agreement dated August 14, 2012 (the “Underwriting Agreement”), by and among the Company, the Guarantors and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the prospectus, dated August 13, 2012, included in the Registration Statement, the preliminary prospectus supplement, dated August 13, 2012, filed with the SEC pursuant to Rule 424(b) under the Securities Act, the final prospectus supplement, dated August 14, 2012, filed with the SEC pursuant to Rule 424(b) under the Securities Act, the Indenture, the Underwriting Agreement and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Indenture and the

DaVita Inc.

August 28, 2012

issuance of the Notes by the Company and the resolutions adopted by the board of directors or similar governing body of each Guarantor set forth on Exhibit B (each, a “Specified Guarantor”, and collectively, the “Specified Guarantors”) relating to the Registration Statement, the Indenture and the issuance by such Specified Guarantor of its Guarantee. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and the Specified Guarantors and other corporate, limited liability company or limited partnership, as the case may be, documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Guarantors.

Based on and subject to the foregoing and the other limitations and qualifications set forth herein, we are of the opinion that, when the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, the Guarantees have been duly executed by each Guarantor in accordance with the Indenture and the Securities have been delivered to the purchasers of the Securities and paid for as provided in the Underwriting Agreement, the Notes will be the validly issued and binding obligations of the Company and the Guarantees will be valid and binding obligations of the Guarantors.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto and (iii) such Instrument was at all times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided that (x) we make no such assumption in clause (i) or (ii) insofar as such assumption

DaVita Inc.

August 28, 2012

relates to the Company or the Specified Guarantors and (y) we make no assumption in clause (iii) insofar as such assumption relates to the Company or any Guarantor. We have also assumed that no event has occurred or will occur that would cause the release of the Guarantee by any Guarantor under the terms of the Indenture.

This letter is limited to the laws of the States of California, Illinois, New York and Texas and the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Exhibit A

List of Guarantors

Alamosa Dialysis, LLC

Carroll County Dialysis Facility, Inc.

Continental Dialysis Center of Springfield-Fairfax, Inc.

Continental Dialysis Center, Inc.

DaVita—West, LLC

DaVita of New York, Inc.

DaVita Rx, LLC

Dialysis Holdings, Inc.

Dialysis Specialists of Dallas, Inc.

DNP Management Company, LLC

Downriver Centers, Inc.

DVA Healthcare of Maryland, Inc.

DVA Healthcare of Massachusetts, Inc.

DVA Healthcare of Pennsylvania, Inc.

DVA Healthcare Procurement Services, Inc.

DVA Healthcare Renal Care, Inc.

DVA Laboratory Services, Inc.

DVA of New York, Inc.

DVA Renal Healthcare, Inc.

East End Dialysis Center, Inc.

Elberton Dialysis Facility, Inc.

Flamingo Park Kidney Center, Inc.

Fort Dialysis, LLC

Freehold Artificial Kidney Center, L.L.C

Greenspoint Dialysis, LLC

Hills Dialysis, LLC

Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership

Kidney Care Services, LLC

Knickerbocker Dialysis, Inc.

Liberty RC, Inc.

Lincoln Park Dialysis Services, Inc.

Maple Grove Dialysis, LLC

Mason-Dixon Dialysis Facilities, Inc.

Nephrology Medical Associates of Georgia, LLC

Neptune Artificial Kidney Center, L.L.C

New Hope Dialysis, LLC

North Atlanta Dialysis Center, LLC

North Colorado Springs Dialysis, LLC

Palo Dialysis, LLC

Patient Pathways, LLC

Physicians Choice Dialysis Of Alabama, LLC

Physicians Choice Dialysis, LLC

Physicians Dialysis Acquisitions, Inc.

Physicians Dialysis Ventures, Inc.

Physicians Dialysis, Inc.

Physicians Management, LLC

Renal Life Link, Inc.

Renal Treatment Centers—California, Inc.

Renal Treatment Centers—Hawaii, Inc.

Renal Treatment Centers—Illinois, Inc.

Renal Treatment Centers—Mid-Atlantic, Inc.

Renal Treatment Centers—Northeast, Inc.

Renal Treatment Centers—Southeast, LP

Renal Treatment Centers—West, Inc.

Renal Treatment Centers, Inc.

RMS Lifeline, Inc.

Rocky Mountain Dialysis Services, LLC

Shining Star Dialysis, Inc.

Sierra Rose Dialysis Center, LLC

Southwest Atlanta Dialysis Centers, LLC

The DaVita Collection, Inc.

Total Acute Kidney Care, Inc.

Total Renal Care Texas Limited Partnership

Total Renal Care, Inc.

Total Renal Laboratories, Inc.

Total Renal Research, Inc.

TRC—Indiana, LLC

TRC of New York, Inc.

TRC West, Inc.

Tree City Dialysis, LLC

VillageHealth DM, LLC

Westview Dialysis, LLC

Exhibit B

List of Specified Guarantors

Entity	Jurisdiction of Organization

Alamosa Dialysis, LLC	Delaware
DaVita—West, LLC	Delaware
DaVita of New York, Inc.	New York
DaVita Rx, LLC	Delaware
Dialysis Holdings, Inc.	Delaware
Dialysis Specialists of Dallas, Inc. DNP Management Company, LLC	Texas Delaware
DVA Healthcare Procurement Services, Inc.	California
DVA of New York, Inc.	New York
Fort Dialysis, LLC	Delaware
Greenspoint Dialysis, LLC	Delaware
Hills Dialysis, LLC	Delaware
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Delaware
Kidney Care Services, LLC	Delaware
Knickerbocker Dialysis, Inc.	New York
Liberty RC, Inc.	New York
Lincoln Park Dialysis Services, Inc.	Illinois
Maple Grove Dialysis, LLC	Delaware
New Hope Dialysis, LLC	Delaware
North Atlanta Dialysis Center, LLC	Delaware
North Colorado Springs Dialysis, LLC	Delaware
Palo Dialysis, LLC	Delaware
Patient Pathways, LLC	Delaware
Physicians Choice Dialysis Of Alabama, LLC	Delaware
Physicians Choice Dialysis, LLC	Delaware
Physicians Dialysis Acquisitions, Inc.	Delaware
Physicians Dialysis Ventures, Inc.	Delaware
Physicians Dialysis, Inc.	Delaware
Physicians Management, LLC	Delaware
Renal Life Link, Inc.	Delaware
Renal Treatment Centers—California, Inc.	Delaware
Renal Treatment Centers—Hawaii, Inc.	Delaware
Renal Treatment Centers—Illinois, Inc.	Delaware
Renal Treatment Centers—Mid-Atlantic, Inc.	Delaware
Renal Treatment Centers—Northeast, Inc.	Delaware
Renal Treatment Centers—Southeast, LP	Delaware
Renal Treatment Centers—West, Inc.	Delaware
Renal Treatment Centers, Inc.	Delaware
RMS Lifeline, Inc.	Delaware

Rocky Mountain Dialysis Services, LLC	Delaware
Sierra Rose Dialysis Center, LLC	Delaware
Southwest Atlanta Dialysis Centers, LLC	Delaware
The DaVita Collection, Inc.	California
Total Renal Care Texas Limited Partnership	Delaware
Total Renal Care, Inc.	California
Total Renal Research, Inc.	Delaware
TRC of New York, Inc.	New York
TRC West, Inc.	Delaware
Tree City Dialysis, LLC	Delaware
VillageHealth DM, LLC	Delaware
Westview Dialysis, LLC	Delaware